EXHIBIT 5


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                                   NautaDutilh

                            Amsterdam, 22 June 2007


Postbus 7113
1007 JC Amsterdam
Strawinskylaan 1999
1077 XV Amsterdam
T +31 20 717 10 00
F +31 20 717 11 11

                                   Eurand N.V.
                                   Olympic Plaza
                                   Fred. Roeskestraat 123
                                   1076 EE Amsterdam
                                   The Netherlands




          Ladies and Gentlemen,

          Eurand N.V. - SEC Exhibit 5 opinion re Form S-8 Registration Statement

          This opinion letter is rendered to you in order to be filed as an exhibit to the registration statement on Form S-8 filed by you with the U.S. Securities and Exchange Commission (as amended, the "Registration Statement").

          We have acted as your legal counsel as to Netherlands law in connection with the Registration Statement to be filed by Eurand N.V., a public company with limited liability (naamloze vennootschap), organized under the laws of the Netherlands ("Eurand"), with the Securities and Exchange Commission on or about 22 June 2007 relating to the registration under the Securities Act of 1933, as amended (the "Act"), by Eurand of an aggregate of 5,388,858 of Eurand's ordinary shares, par value (euro)0.01 per share (the "Ordinary Shares"), to be issued pursuant to the terms of Eurand's 1999 Stock Option Plan as last amended on 12 December 2006 (the "Plan").

          Except as otherwise defined herein, capitalized terms herein are used herein as defined in the Registration Statement. The section headings used in this opinion letter are for convenience or reference only and are not to affect its construction or be taken into consideration in its interpretation.


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                                        2

                                  22 June 2007

          This opinion letter is addressed to you. It may be relied upon only in connection with the Registration Statement. This opinion letter is strictly limited to the matters stated in it and may not be read as extending by implication to any matters not specifically referred to in it. Nothing in this opinion letter should be taken as expressing an opinion in respect of any representation or warranty or other information contained in any document.

          In rendering the opinions expressed in this opinion letter, we have exclusively reviewed and we have relied upon the following documents:
          (i) a copy of the deed of incorporation of Eurand, dated 20 December 1984, (ii) a copy of the current articles of association of Eurand as amended on 22 May 2007, (iii) the Plan, (iv) a draft private deed of issue (document reference number 50070614 AMS C 579777/1, the "Deed of Issue") relating to the issuance of Ordinary Shares by Eurand pursuant to a valid exercise of one or more options under the Plan,
          (v) an extract dated today from the Commercial Register relating to Eurand and (vi) a certificate dated today and signed by the Chief Legal Officer of Eurand that Eurand has not (i) been dissolved (ontbonden), (ii) ceased to exist pursuant to a merger (fusie) or a division (splitsing), (iii) had its assets placed under administration (onder bewind gesteld), (iv) been declared bankrupt (failliet verklaard) or granted a suspension of payments (surseance van betaling verleend), or (v) been made subject to any other insolvency proceedings under any applicable law or otherwise be limited in its rights to dispose of its assets.

          This opinion letter sets out our opinion on certain matters of the laws with general applicability of the Netherlands as they stand at today's date and as they are presently interpreted under published authoritative case law of the Netherlands courts and the opinions expressed in this opinion letter are limited in all respects to and are to be construed and interpreted in accordance with, Netherlands law. We do not express any opinion on public international law or on the rules promulgated under or by any treaty or treaty organisation, except insofar as these rules are directly applicable in the Netherlands, nor do we express any opinion on Netherlands or European competition law or tax laws. No undertaking is assumed on our part to revise, update or amend this opinion letter in connection with or to notify or inform you of, any developments and/or changes of Netherlands law subsequent to today's date.

          This opinion letter may only be relied upon on the condition that you accept that the legal relationship between yourselves and NautaDutilh N.V. is governed by Netherlands law and our general conditions and that any issues of interpretation or liability arising out of or in connection with this opinion letter are submitted to the exclusive jurisdiction of the competent courts at Amsterdam, the Netherlands.


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                                        3

                                  22 June 2007

          In this opinion letter, legal concepts are expressed in English terms. The Netherlands legal concepts concerned may not be identical in meaning to the concepts described by the English terms as they exist under the law of other jurisdictions. In the event of a conflict or inconsistency, the relevant expression shall be deemed to refer only to the Netherlands legal concepts described by the English terms.

          For the purposes of this opinion letter, we have assumed that:

          a. all documents reviewed by us as originals are complete and authentic and the signatures on these documents are the genuine signatures of the persons purporting to have signed the same, all documents reviewed by us as drafts of documents or as fax, photo or electronic copies of originals are in conformity with the executed originals and these originals are complete and authentic and the signatures on them are the genuine signatures of the persons purporting to have signed the same;

          b. no defects attach to the incorporation of Eurand (aan haar totstandkoming kleeft geen gebrek) and its deed of incorporation has been executed on the basis of a valid declaration of no-objection by a civil law notary who had the power and authority to execute such deed;

          c.   the Plan is in full force and effect;

          d. the Ordinary Shares will be issued (i) upon a valid exercise of options under the Plan and (ii) pursuant to the Deed of Issue and all parties to this deed, including Eurand, will have the power of disposition (zijn beschikkingsbevoegd) to execute such deed and will take or will have taken all corporate action required to execute such deed and to issue the Ordinary Shares.

          Based upon and subject to the foregoing and subject to the qualifications set forth in this opinion letter, we are of the opinion that:

          1. Eurand has been duly incorporated and is validly existing as a public company with limited liability (naamloze vennootschap) under Netherlands law.

          2. The Ordinary Shares, when issued pursuant to the Deed of Issue validly signed on behalf of all parties thereto and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.


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                                       4

                                  22 June 2007

          The opinions expressed above are subject to the following qualifications:

          A. The term "non-assessable" as used herein means that a holder of a share will not by reason of being merely such a holder, be subject to assessment or calls by Eurand or its creditors for further payment on such share.

          We consent to the filing of this opinion as an exhibit to the Registration Statement hereby and further consent to the reference to our firm in the Registration Statement.

          Yours faithfully,

          /s/ Gijs Gerretsen

          NautaDutilh N.V.



          NautaDutilh N.V. has its seat at Rotterdam, The Netherlands and is registered in the Commercial Register in Rotterdam under number 24338323. All services and other work are carried out under a contract for professional services ("overeenkomst van opdracht") with NautaDutilh N.V., subject to the general conditions of NautaDutilh N.V. These general conditions include, among other provisions, a limitation of liability clause and have been filed with the Rotterdam Court of First Instance. They can be consulted at www.nautadutilh.com and will be provided free of charge upon request.

          ABN AMRO Bank 46.69.93.293; Fortis Bank 64.21.43.218; Postbank 50296;
          Account Name: Stichting Beheer Derdengelden Advocatuur NautaDutilh.